Exhibit 99.1

Streamline Health® Reports Fiscal Fourth Quarter and Full Year 2024 Financial Results

Atlanta, GA, May 1, 2025 (Globe Newswire) – Streamline Health Solutions, Inc. (“Streamline” or the “Company”) (Nasdaq: STRM), a leading provider of solutions that enable healthcare providers to proactively address revenue leakage and improve financial performance, today announced financial results for the fourth quarter and fiscal year 2024, which ended January 31, 2025.

Management Commentary

"As of January, 31 2025, our solutions are delivering an annualized financial impact of more than $210 million to our clients by helping them better control revenue cycle outcomes — and we’re just getting started. We’re focused on deepening that impact with targeted innovation in fiscal 2025. Our new denial prevention functionality within eValuator exemplifies this approach — helping clients prevent denials in real time and quantify that value at the point of intervention. We believe this is a timely and necessary step forward, especially as commercial payor denials continue to grow. With expanding product capabilities, accelerating implementations, and strong client engagement, we remain confident in our path toward profitable growth."

Fiscal Fourth Quarter and Full Year 2024 GAAP Financial Results

The following financial results have been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”).

Total revenue for the fourth quarter of fiscal 2024 was $4.7 million as compared to $5.4 million during the fourth quarter of fiscal 2023. For the fiscal year ended January 31, 2025, revenue totaled $17.9 million as compared to $22.6 million during fiscal 2024. The change in total revenue was attributable to previously announced SaaS non-renewals as well as lower revenue from the Company’s legacy Maintenance and Support contracts and professional services offerings, offset by new bookings and go-lives in the Company’s SaaS business.

SaaS revenue for the fourth quarter of fiscal 2024 totaled $3.1 million, or 66% of total revenue, compared to SaaS revenue of $3.4 million, or 64% of total revenue, during the fourth quarter of fiscal 2023. For the fiscal year ended January 31, 2025, SaaS revenue totaled $11.8 million, or 66% of total revenue, compared to $14.1 million, or 62% of total revenue, during fiscal 2023. As previously reported, the Company had a SaaS contract which did not renew at the end of its 2023 fiscal year.

Net loss for the fourth quarter of fiscal 2024 was ($2.1 million) compared to a net loss of ($1.4 million) during the fourth quarter of fiscal 2023. Fiscal 2024 net loss totaled ($10.2 million) compared to a net loss of ($18.7 million) during fiscal 2023. The increased net loss during the fourth quarter was attributable to lower total revenue and higher non-cash interest expense offset by lower total operating expenses as compared to the fourth quarter of fiscal 2023. The improved net loss in fiscal year 2024 was the result of $10.8M of non-cash impairment charges incurred during fiscal year 2023 that did not recur.

Cash and cash equivalents as of January 31, 2025, were $2.2 million as compared to $3.2 million as of January 31, 2024. The Company had a $1.0 million outstanding balance on its revolving credit facility as of January 31, 2025, compared to $1.5 million as of January 31, 2024. Subsequent to the end of the fourth quarter of fiscal 2024, on March 28, 2025, the Company and its principal lender amended certain financial covenants related to the Company’s senior term loan and revolving line of credit, which are described in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2025. On March 28, 2025, the Company drew an additional $1.0 million from its revolving line of credit.

Fiscal Fourth Quarter and Full Year 2024 Non-GAAP Financial Results

Adjusted EBITDA for the fourth quarter of fiscal 2024 was $35,000 compared to $0.4 million during the fourth quarter of fiscal 2023. Fiscal year 2024 adjusted EBITDA was a loss of ($1.3 million) compared to a loss of ($1.4 million) during fiscal 2023. The change in adjusted EBITDA during the fourth quarter of fiscal 2024 was primarily the result of lower total revenues offset by reduced operating expenses.

As of January 31, 2025, the Company’s total Booked SaaS Annual Contract Value (“ACV”) was $14.0 million compared to $15.0 million as of January 31, 2024. The change in booked SaaS ACV is largely due to previously reported client non-renewals offset by $3.5M of new bookings during fiscal year 2025. $1.7 million of Booked SaaS ACV was unimplemented as of January 31, 2025. Subsequent to the end of the fourth quarter of fiscal 2024, the Company successfully closed new bookings and executed on additional implementations. The Company expects booked SaaS ACV as of April 30, 2025, totaled $14.6 million, $13.1 million of which was implemented.

Booked SaaS ACV represents the annualized value of all executed SaaS contracts, including contracts that have not been fully implemented as of the measurement date, assuming any contract that expires during the twelve months following the measurement date is renewed on its existing terms unless the Company has knowledge of the non-renewal.

The Company reiterated that it expects to achieve an adjusted EBITDA positive run rate during the first half of fiscal 2025. Due to the continued unpredictability of timing related to the closing of new contracts, the Company has not provided more specific guidance related to the timing of bookings.

Conference Call

The Company will conduct a conference call on Friday, May 2, 2025, at 9:00 AM ET to review results and provide a corporate update. Interested parties can access the call by joining the live webcast: click here to register. You can also join by phone by dialing 877-407-8291.

A replay of the conference call will be available from Friday May 2, 2025, at 12:00 PM ET to Friday May 9, 2025, at 12:00 PM ET by dialing 877-660-6853 or 201-612-7415 with conference ID 13753509. An online replay of the presentation will also be available for six months following the presentation in the Investor Relations section of the Streamline website, www.streamlinehealth.net.

About Streamline

Streamline Health Solutions, Inc. (Nasdaq: STRM) enables healthcare organizations to proactively address revenue leakage and improve financial performance. We deliver integrated solutions, technology-enabled services and analytics that drive compliant revenue leading to improved financial performance across the enterprise. For more information, visit www.streamlinehealth.net.

Non-GAAP Financial Measures

Streamline reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). Streamline’s management also evaluates and makes operating decisions using various other measures. One such measure is Adjusted EBITDA, which is a non-GAAP financial measure. Streamline’s management believes this measure provides useful supplemental information regarding the performance of Streamline’s business operations.

Streamline defines “adjusted EBITDA” as net earnings (loss) plus interest expense, tax expense, depreciation and amortization expense of tangible and intangible assets, share-based compensation expense, significant non-recurring operating expenses, restructuring expenses, impairment of goodwill and long-lived assets and transactional related expenses including: gains and losses on debt and equity conversions, associate severances and related alignment expenses, associate inducement grants, and professional and advisory fees. A table reconciling this measure to “net loss” is included in this press release.

Booked SaaS ACV represents the annualized value of all executed SaaS contracts, including contracts that have not been fully implemented, as of the measurement date, assuming any contract that expires during the twelve months following the measurement date is renewed on its existing terms, unless the Company has knowledge of the non-renewal. Booked SaaS ACV should be viewed independently of revenue and does not represent revenue calculated in accordance with GAAP on an annualized basis, as it is an operating metric that can be impacted by contract execution start and end dates and renewal rates. Booked SaaS ACV is not intended to be a replacement for, or forecast of, revenue. There is no GAAP measure comparable to Booked SaaS ACV.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements included herein. Forward-looking statements contained in this press release include, without limitation, statements regarding the Company’s growth prospects, anticipated bookings, recognition of revenue from contracts included in Booked SaaS ACV, industry trends and market growth, adjusted EBITDA, success of future products and related expectations and assumptions. These risks and uncertainties include, but are not limited to, the timing of contract negotiations and execution of contracts and the related timing of the revenue recognition related thereto, the potential cancellation of existing contracts or clients not completing projects included in the backlog and Booked SaaS ACV, achievement of a breakeven SaaS ARR run rate, the impact of competitive solutions and pricing, solution demand and market acceptance, new solution development and enhancement of current solutions, key strategic alliances with vendors and channel partners that resell the Company’s solutions, the ability of the Company to generate cash from operations, the availability of additional debt and equity financing to fund the Company’s ongoing operations, the ability of the Company to control costs, the effects of cost-containment measures implemented by the Company, availability of solutions from third party vendors, the healthcare regulatory environment, potential changes in legislation, regulation and government funding affecting the healthcare industry, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results, effects of critical accounting policies and judgments, changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other similar entities, changes in economic, business and market conditions impacting the healthcare industry generally and the markets in which the Company operates and nationally, the Company’s ability to maintain compliance with the terms of its credit facilities, and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Company Contact

Jacob Goldberger
Vice President of Finance
303-887-9625
jacob.goldberger@streamlinehealth.net

STREAMLINE HEALTH SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

(rounded to the nearest thousand dollars, except share and per share information)

	Fiscal Year
	2024	2023
Revenues:
Software as a service	$11,839,000	$14,075,000
Maintenance and support	3,490,000	4,318,000
Professional fees and licenses	2,572,000	4,203,000
Total revenues	17,901,000	22,596,000
Operating expenses:
Cost of software as a service	5,939,000	6,573,000
Cost of maintenance and support	164,000	315,000
Cost of professional fees and licenses	3,459,000	4,165,000
Selling, general and administrative expense	11,739,000	14,710,000
Research and development	4,629,000	5,704,000
Impairment of goodwill	—	9,813,000
Impairment of long-lived assets	—	963,000
Total operating expenses	25,930,000	42,243,000
Operating loss	(8,029,000)	(19,647,000)
Other income (expense):
Interest expense	(2,013,000)	(1,071,000)
Valuation adjustments	(115,000)	1,944,000
Other	(2,000)	31,000
Loss before income taxes	(10,159,000)	(18,743,000)
Income tax benefit	—	46,000
Net loss	$(10,159,000)	$(18,697,000)

Basic and Diluted Earnings Per Share	$(2.53)	$(4.96)
Weighted average number of common shares – basic and diluted	4,008,846	3,767,361

STREAMLINE HEALTH SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(rounded to the nearest thousand dollars, except share and per share information)

	January 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$2,183,000	$3,190,000
Accounts receivable, net of allowance for credit losses of $59,000 and $86,000, respectively	1,585,000	4,237,000
Contract receivables	1,571,000	780,000
Prepaid and other current assets	438,000	629,000
Total current assets	5,777,000	8,836,000
Non-current assets:
Property and equipment, net of accumulated amortization of $110,000 and $291,000, respectively	49,000	88,000
Capitalized software development costs, net of accumulated amortization of $6,762,000 and $7,960,000, respectively	4,850,000	5,798,000
Intangible assets, net of accumulated amortization of $5,655,000 and $4,019,000, respectively	10,435,000	12,071,000
Goodwill	13,276,000	13,276,000
Other	1,192,000	1,666,000
Total non-current assets	29,802,000	32,899,000
Total assets	$35,579,000	$41,735,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,541,000	$1,253,000
Accrued expenses	1,921,000	2,023,000
Current portion of term loan	7,709,000	1,500,000
Current portion of line of credit	1,000,000	—
Current portion of notes payable	4,415,000	—
Deferred revenues	6,099,000	7,112,000
Acquisition earnout liability	377,000	1,794,000
Total current liabilities	23,062,000	13,682,000
Non-current liabilities:
Term loan, net of deferred financing costs	—	7,566,000
Line of credit, net of current portion	—	1,500,000
Deferred revenues, less current portion	240,000	173,000
Total non-current liabilities	240,000	9,239,000
Total liabilities	23,302,000	22,921,000

Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value per share, 85,000,000 shares authorized; 4,264,482 and 3,929,446 shares issued and outstanding, respectively	43,000	39,000
Additional paid in capital	138,092,000	134,474,000
Accumulated deficit	(125,858,000)	(115,699,000)
Total stockholders’ equity	12,277,000	18,814,000
Total liabilities and stockholders’ equity	$35,579,000	$41,735,000

STREAMLINE HEALTH SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

(rounded to the nearest thousand dollars)

	Fiscal Year
	2024	2023
Cash flows from operating activities:
Net loss	$(10,159,000)	$(18,697,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,851,000	4,331,000
Accrued interest expense - notes payable	695,000	—
Valuation adjustments	115,000	(1,944,000)
Benefit for deferred income taxes	—	(104,000)
Share-based compensation expense	1,964,000	2,102,000
Impairment of goodwill	—	9,813,000
Impairment of long-lived assets	—	963,000
Provision for credit losses	(58,000)	(10,000)
Changes in assets and liabilities:
Accounts and contract receivables	1,919,000	3,708,000
Other assets	(81,000)	(401,000)
Accounts payable	288,000	544,000
Accrued expenses and other liabilities	(102,000)	(1,277,000)
Deferred revenues	(946,000)	(1,243,000)
Net cash used in operating activities	(1,514,000)	(2,215,000)
Cash flows from investing activities:
Purchases of property and equipment	(7,000)	(54,000)
Capitalization of software development costs	(851,000)	(1,567,000)
Net cash used in investing activities	(858,000)	(1,621,000)
Cash flows from financing activities:
Proceeds from issuance of common stock	100,000	—
Payment of acquisition earnout liabilities	(886,000)	—
Repayment of bank term loan	(1,500,000)	(750,000)
Repayment of line of credit	(1,500,000)	—
Proceeds from line of credit	1,000,000	1,500,000
Proceeds from notes payable	4,400,000	—
Repurchase of common shares to satisfy employee tax withholding	(81,000)	(280,000)
Payment of deferred financing costs	(168,000)	(44,000)
Other	—	2,000
Net cash provided by financing activities	1,365,000	428,000
Net decrease in cash and cash equivalents	(1,007,000)	(3,408,000)
Cash and cash equivalents at beginning of period	3,190,000	6,598,000
Cash and cash equivalents at end of period	$2,183,000	$3,190,000

STREAMLINE HEALTH SOLUTIONS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO NON-GAAP ADJUSTED EBITDA

(Unaudited, rounded to the nearest thousand dollars)

	Fiscal Year
(in thousands)	2024	2023
Adjusted EBITDA Reconciliation
Net loss	$(10,159)	$(18,697)
Interest expense	2,013	1,071
Income tax expense (benefit)	—	(46)
Depreciation and amortization	4,344	4,229
EBITDA	(3,802)	(13,443)
Share-based compensation expense	1,964	2,102
Impairment of goodwill	—	9,813
Impairment of long-lived assets	—	963
Non-cash valuation adjustments	115	(1,944)
Acquisition-related costs, severance, and transaction-related bonuses	427	397
Other non-recurring expenses	—	(33)
Restructuring charges	—	759
Adjusted EBITDA	$(1,296)	$(1,386)